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                                                                     Exhibit 3.3

                             AMENDMENT NO. 2 TO THE

              SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY
                                    AGREEMENT
                                       OF
                               GROVE INVESTORS LLC

      AMENDMENT NO. 2, dated as of March 1, 1999, to THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GROVE INVESTORS LLC (the "Company") dated as of June 27, 1998 (as the same may be amended, modified and supplemented from time to time, the "LLC Agreement"), among the members of the Company listed therein (the "Members"). Capitalized terms used herein and not otherwise defined are used herein as defined in the LLC Agreement.

      WHEREAS, the Management Committee wishes to admit an additional Employee Member to the Company in accordance with the terms of Section 5.2 of the LLC Agreement.

      NOW THEREFORE, the LLC Agreement is amended as follows:

            1. ADMISSION OF NEW EMPLOYEE MEMBER. Donald Manvel is hereby admitted as a new Employee Member of the Company (the "New Employee Member") and the New Employee Member agrees to observe, comply and be bound by all the covenants, terms and conditions of the LLC Agreement and the Delaware Limited Liability Company Act.

            2. REPRESENTATIONS OF THE NEW EMPLOYEE MEMBER. The New Employee Member hereby agrees that he shall have one "PTP Slot" allocated to him under the LLC Agreement.

            3. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            4. RATIFICATION OF THE LLC AGREEMENT. Except as otherwise expressly provided herein, all of the terms and conditions of the LLC Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

            5. GOVERNING LAW. This Amendment shall be enforced, governed and construed in all respects in accordance with the laws of the state of Delaware applicable to agreements made and to be wholly performed in Delaware.
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                                                                               2


      IN WITNESS WHEREOF, the parties hereto have executed this Amendment and agreed to be bound by the terms hereof.

                                        NEW EMPLOYEE MEMBER:


                                        /s/ DONALD MANVEL
                                        --------------------------------
                                        Donald Manvel


                                        GROVE INVESTORS LLC


                                        By: /s/ SALVATORE J. BONANNO
                                            ----------------------------
                                        Name: Salvatore J. Bonanno
                                        Title: Chairman